Exhibit 5.1

                           PAULA WINNER BARNETT, ESQ.
                                 ATTORNEY AT LAW
                                17967 BORIS DRIVE
                                ENCINO, CA 91316
                                   ----------
                  Telephone 818-776-9881 Facsimile 818-743-7491
                             pwbarnett@sbcglobal.net

                                                             August 1, 2005


Calypte Biomedical Corporation
5000 Hopyard Road, Suite 480
Pleasanton, CA  94588

                                  Re: Registration Statement on Form S-8

Gentlemen:

         I have acted as counsel for Calypte Biomedical Corporation (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to 47,000,000 shares of the Company's common stock, $0.03 par value, (the "Common Stock") issuable under the Company's 2004 Incentive Plan, as amended and restated as of March 7, 2005 (the "Plan").

In connection with this opinion, I have examined the following records, documents and instruments:

(a) The Amended and Restated Certificate of Incorporation of the Company, as amended to date, certified by the Secretary of State of the State of Delaware as of July 29, 2005;

(b)      The Bylaws of the Company, as amended to date;

(c) A certificate of good standing issued by the Secretary of State of the State of Delaware as of July 29, 2005.

(d) Such records of corporate proceedings of the Company as I deemed appropriate for the purposes of this opinion;

(e) An officers' certificate of the Company certifying certain factual matters of the Company;

(f) A certificate from American Stock Transfer and Trust Company, the transfer agent of the Company, as to the number of shares of common stock of the Company outstanding as of July 29, 2005; and

(g)      The Plan; and

(h)      The Registration Statement and the exhibits thereto.

In addition, I have examined such records, documents, certificates of public officials and of the Company, and considered such questions of law as I have deemed necessary for the purpose of rendering the opinion set forth below.

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In my examination of the foregoing, I have assumed the authenticity of all records, documents and instruments submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to me as certified, conformed or photostatic copies. With regard to certain factual matters, I have relied upon statements and representations of officers of the Company.

This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold, (ii) the Shares to be sold are issued in accordance with the terms of the Plan, (iii) the Company receives the full consideration for the Shares as stated in the Plan, (iv) the per share consideration for each Share includes payment of cash or other lawful consideration at least equal to the par value of the Company's common stock and is deemed to be fair and reasonable consideration, and (v) all applicable securities laws are complied with, as of the date hereof, I am of the opinion that when issued and sold by the Company, after payment therefore in the manner provided in the agreements which accompany the Plan, the Shares will be legally issued, fully paid and nonassessable.

I hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                 Very truly yours,

                                                 PAULA WINNER BARNETT, ESQ.

                                                 /s/ Paula Winner Barnett

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